Exhibit 99.1

Marchex Announces Third Quarter 2018 Results

SEATTLE – November 5, 2018-- Marchex, Inc. (NASDAQ:MCHX), a leading provider of call analytics that drive, measure, and convert callers into customers, today announced its financial results for the third quarter ended September 30, 2018.

Q3 2018 Financial Highlights

•	Revenue was $20.0 million for the third quarter of 2018, compared to $22.1 million for the third quarter of 2017.
•	Net loss was $0.5 million for the third quarter of 2018 or $0.01 per diluted share. For the third quarter of 2017, net loss was $0.8 million or $0.02 per diluted share.
	Q3 2017	Q3 2018
Revenue	$22.1 million	$20.0 million
Net cash provided by operating activities	$2.3 million	$2.3 million
Cash Balance	$104 million	$79 million

Non-GAAP Results[1]:
Adjusted EBITDA	$1.1 million	$0.5 million

•	Adjusted non-GAAP loss per share[1] for the third quarter of 2018 was ($0.00), compared to $0.00 for the third quarter of 2017.

[1]

Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

Strategic Priorities Update

Grow New and Existing Enterprise Client Relationships. During the third quarter, Marchex added more than 5 new clients in multiple verticals, including Auto and Financial Services.

Continued Growth in Call Volume. During the third quarter, Marchex set a new monthly record with more than 23 million calls across its analytics platform.  While seasonal call volume is typically slower late in the year, Marchex is also seeing building momentum among new and existing customers.  Based on this progress, the Company believes call volumes can continue to grow in 2019.

Accelerate Product Innovation. Marchex recently launched the Marchex Innovation Development (MIND) Lab, a new research and development group, to support product innovation and help businesses engage and nurture customer relationships across communications channels, including voice and text.  The MIND Lab will incubate new technologies and products utilizing Marchex’s continuing investment in artificial intelligence, speech technology, personalization customer solutions and conversational analytics.  Marchex has appointed Dr. Junmei Zhong, a pioneer in artificial intelligence (AI) and natural language processing (NLP), as the Company’s Chief AI Scientist.

Expanded Call Analytics Leadership with the addition of Telmetrics. Marchex today announced the acquisition of Telmetrics, an enterprise call and text tracking and analytics company.  With the addition of Telmetrics, Marchex is expanding its enterprise client and data footprint as well as adding new capabilities to expand its solutions across new customer communication channels. Amortization of intangible assets from acquisition will impact GAAP results. For the remainder of 2018 and for 2019, we expect the acquisition to be accretive to Adjusted OIBA.

Telmetrics 2018 Financial Summary. On a standalone basis, Telmetrics is projecting $10 million or more in total revenue, including $8.5 million or more in core analytics revenue and approximately $0.7 million of operating income for 2018. Non-core and other analytics revenue includes revenue from tests, consulting services, or other non-core analytics revenue that may continue for a limited time but is not anticipated to continue in future periods.

“In the third quarter, we saw growth with several recently signed conversation analytics relationships, while we continued to build our customer pipeline and add new analytics relationships,” said Mike Arends, Chief Financial Officer. “We continue to see early traction, particularly with those customers who are adopting solutions created from or integrated with our speech technology. With the addition of Telmetrics and as our call volume levels continue to grow, the underlying conversational data set that drives our AI efforts is also expanding, which fuels future product development initiatives and opens up new growth opportunities for Marchex.”

Business Outlook

The following forward-looking statements reflects the Company’s current outlook as of November 5, 2018.

•

For the fourth quarter, the Company anticipates the continuation of double digit percentage year-over-year growth in Marchex’s core analytics revenue, and that this trend will continue into the first quarter of 2019 as well.  For a breakout of Marchex’s historical core analytics revenue, please refer to the financial tables included in this press release.

•	For the fourth quarter, the Company expects to see stabilization in Marchex’s marketplace revenue as compared to the third quarter.
•	For the partial fourth quarter, Telmetrics is anticipated to contribute $1.25 million in core analytics revenue and $0.2 million to Adjusted OIBA.

Financial Guidance (including Telmetrics) for the Fourth Quarter ending December 31, 2018

Total Revenue	$22 million or more
Income (loss) from operations	loss of ($1.1) million or better
Adjusted OIBA[1,2]	$0.2 million or more
Adjusted EBITDA[1,2]	$0.8 million or more

2  Fourth quarter GAAP income (loss) from operations is expected to be ($1.1) million or better, assuming stock-based compensation between $0.9 and $1.1 million for the quarter. Fourth quarter includes estimated addbacks of $1.0 million related to depreciation and amortization and Telmetrics amortization of intangible assets from acquisition.

•

In 2019, the Company believes Telmetrics will contribute $8.5 million or more in core analytics revenue and $1 million or more in Adjusted OIBA. In 2020, the Company anticipates realization of potential increased annualized cost synergies of an incremental $1 million or more.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Monday, November 5, 2018, to discuss its third quarter ended September 30, 2018 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of November 5, 2018 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP income (loss) per share. Marchex also provides Enterprise Revenue, which represents revenue excluding Yellowpages.com LLC (“YP”) revenue generating contracts and, subsequent to Dex Media, Inc.’s acquisition of YP (collectively “DexYP”), DexYP revenue generating contracts.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisition, and acquisition related costs. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, amortization of intangible assets from acquisition, and acquisition related costs. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, acquisition related costs, and stock-based compensation. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and EBITDA and Enterprise Revenue to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation; (2) interest income and other, net, (3) amortization of intangible assets from acquisition; and (4) acquisition related costs. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Revenue	$22,053	$20,006	$68,444	$62,120
Expenses:
Service costs (1)	11,917	10,877	37,690	35,084
Sales and marketing (1)	3,612	3,330	12,075	10,275
Product development (1)	4,256	3,861	13,809	11,382
General and administrative (1)	3,144	2,570	10,568	8,083
Acquisition related costs	—	110	—	110
Total operating expenses	22,929	20,748	74,142	64,934
Loss from operations	(876)	(742)	(5,698)	(2,814)
Interest income and other, net	77	296	134	805
Loss before provision for income taxes	(799)	(446)	(5,564)	(2,009)
Income tax expense	12	11	37	32
Net loss applicable to common stockholders	$(811)	$(457)	$(5,601)	$(2,041)

Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.02)	$(0.01)	$(0.13)	$(0.05)
Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	5,056	5,056	5,056	5,056
Class B	37,820	36,127	37,565	37,243
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	5,056	5,056	5,056	5,056
Class B	42,876	41,183	42,621	42,299

(1) Includes stock-based compensation allocated as follows:
Service costs	$130	$108	$385	$338
Sales and marketing	299	125	768	411
Product development	199	94	497	276
General and administrative	534	375	1,850	1,310
Total	$1,162	$702	$3,500	$2,335

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	September 30,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$104,190	$78,605
Accounts receivable, net	14,860	13,646
Prepaid expenses and other current assets	2,041	2,322
Total current assets	121,091	94,573
Property and equipment, net	2,405	2,797
Other assets, net	326	919
Total assets	$123,822	$98,289
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,928	$5,258
Accrued expenses and other current liabilities	5,585	5,804
Deferred revenue and deposits	313	1,165
Dividends payable	21,907	—
Total current liabilities	32,733	12,227
Other non-current liabilities	1,090	1,155
Total liabilities	33,823	13,382
Stockholders’ equity:
Class A common stock	53	53
Class B common stock	387	368
Additional paid-in capital	343,268	340,047
Accumulated deficit	(253,709)	(255,561)
Total stockholders’ equity	89,999	84,907
Total liabilities and stockholders’ equity	$123,822	$98,289

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Adjusted Operating Income (Loss) Before Amortization (OIBA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Loss from operations	$(876)	$(742)	$(5,698)	$(2,814)
Stock-based compensation	1,162	702	3,500	2,335
Acquisition related costs	—	110	—	110
Adjusted OIBA[1]	$286	$70	$(2,198)	$(369)

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Net cash provided by operating activities	$2,316	$2,325	$1,692	$4,062
Changes in assets and liabilities	(1,178)	(1,655)	(1,528)	(2,409)
Income tax expense	12	11	37	32
Acquisition related costs	—	110	—	110
Interest income and other, net	(77)	(296)	(134)	(805)
Adjusted EBITDA[1]	$1,073	$495	$67	$990

Net cash used in investing activities	$(377)	$(545)	$(1,289)	$(2,156)

Net cash provided by (used in) financing activities	$9	$22	$24	$(27,491)

1Includes reorganization costs of approximately $700,000 in Q1 2017.

Revenue Reconciliations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Revenue	$22,053	$20,006	$68,444	$62,120
Less: YP or DexYP Revenue	4,584	5,100	14,816	13,483
Enterprise Revenue[2]	$17,469	$14,906	$53,628	$48,637

[2]

Enterprise Revenue represents total revenue less revenue generated from contracts with YP, and for the 2018 period, total revenue less revenue generated from contracts with YP and Dex Media, Inc. (collectively “DexYP”). In 2017, Dex Media, Inc. acquired YP Holdings LLC, which is the parent company of YP.

	Q117	Q217	Q317	Q417	Q118	Q218	Q318
Core Analytics revenue[3]	$7,079	$7,353	$7,589	$7,384	$7,401	$8,234	$8,896
Marketplace, Local Leads, and other analytics[4]	17,296	14,663	14,464	14,463	14,495	11,984	11,110
Total revenue	$24,375	$22,016	$22,053	$21,847	$21,896	$20,218	$20,006

[3]	Core analytics revenue includes revenue from analytics customers, including those that are purchasing or buying products derived from the company’s speech technology platform.
[4]	Includes revenue from marketplace, local leads and from tests, consulting services or other analytics revenues that may continue for a limited time but is not anticipated to continue in future periods

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Income (Loss) per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Adjusted Non-GAAP income (loss) per share	$0.00	$(0.00)	$(0.04)	$(0.01)

Net loss per share applicable to common stockholders - diluted (GAAP loss per share)	$(0.02)	$(0.01)	$(0.13)	$(0.05)
Shares used to calculate diluted net loss per share applicable to common stockholders	42,876	41,183	42,621	42,299

Net loss applicable to common stockholders	$(811)	$(457)	$(5,601)	$(2,041)
Stock-based compensation	1,162	702	3,500	2,335
Acquisition related costs	—	110	—	110
Interest income and other, net	(77)	(296)	(134)	(805)
Estimated impact of income taxes	(104)	(192)	725	(119)
Adjusted Non-GAAP income (loss)	$170	$(133)	$(1,510)	$(520)
Adjusted Non-GAAP income (loss) per share	$0.00	$(0.00)	$(0.04)	$(0.01)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP income (loss) per share[1]	42,876	41,183	42,621	42,299
Weighted average stock options and common shares subject to purchase or cancellation (if applicable)	186	—	—	—
Diluted shares used to calculate Adjusted Non-GAAP income (loss) per share [1]	43,062	41,183	42,621	42,299

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.